UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

Globalstar, Inc. (the "Company" or "we") entered into a Common Stock Purchase Agreement dated as of August 7, 2015 (the "Purchase Agreement") with Terrapin Opportunity, L.P. ("Terrapin") pursuant to which we may, subject to certain conditions, require Terrapin to purchase up to $75.0 million of shares of our voting common stock over the 24-month term following the date of the agreement. From time to time over the 24-month term, in the Company’s discretion, the Company may present Terrapin with up to 24 draw down notices requiring Terrapin to purchase a specified dollar amount of shares of voting common stock, based on the price per share per day over ten consecutive trading days (a "Pricing Period"). The per share purchase price for these shares will equal the daily volume weighted average price of common stock on each date during the Pricing Period on which shares are purchased, but not less than a minimum price specified by the Company (the “Threshold Price”), less a discount ranging from 2.75% to 4.00% based on the Threshold Price. Terrapin will purchase the shares over every business day in the Pricing Period on which the volume weighted average price of our common stock exceeds the Threshold Price. The number of shares to be purchased on each day of the Pricing Period, and the price therefore, will be determined by a formula based on the volume weighted average price of the shares on that day and the total amount of shares to be purchased and Threshold Price of the shares. If, on any day in a Pricing Period, the volume weighted average price of our common stock is less than the Threshold Price, then Terrapin will not be required to purchase any shares on that day, and the total amount of shares that Terrapin is required to purchase during that Pricing Period will be reduced, unless Terrapin elects to purchase those shares at the Threshold Price, less the applicable discount. The maximum number of shares that we may require Terrapin to purchase in any Pricing Period depends upon the Threshold Price we select, but the aggregate price of the shares issued in any Pricing Period may not exceed $40.0 million. In addition to the shares described above, in our discretion, but subject to certain limitations, in any Pricing Period we may offer Terrapin the right to purchase all or any portion of an amount of additional shares of our voting common stock at a price based in part on the daily volume weighted average price of our voting common stock.

We may not sell to Terrapin under the Purchase Agreement any shares of voting common stock which, if aggregated with all other shares of voting common stock then beneficially owned by Terrapin and its affiliates, would result in the beneficial ownership by Terrapin and its affiliates of more than 9.9% of the number of our shares of voting common stock outstanding at the date of the sale. Furthermore, we may not sell to Terrapin under the Purchase Agreement more than 177,944,443 shares of voting common stock (19.9% of the outstanding shares of our voting common stock immediately prior to the execution of the Purchase Agreement) in the aggregate, unless and until our stockholders approve the transactions contemplated by the Purchase Agreement in accordance with the rules of the NYSE MKT. The Company has agreed to seek this approval. Subject to certain conditions, this aggregate share limitation may be inapplicable if the sales of the common stock to Terrapin under the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the common stock as calculated in accordance with the applicable rules of the NYSE MKT. We also may not sell or offer to sell shares to Terrapin during any period in which we possess material non-public information or, unless we comply with certain additional requirements, within 24 hours after we file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

We have agreed to pay up to $35,000 of Terrapin’s legal fees and expenses. No additional legal fees incurred by Terrapin are payable by us in connection with any sale of shares to Terrapin.

The issuance of the shares of common stock to Terrapin pursuant to the terms of the Purchase Agreement has been registered by the Company under a registration statement on Form S-3, Commission File Number 333-205968, filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act.

We have agreed to indemnify Terrapin and its affiliates for losses related to a breach of the representations and warranties by the Company under the Purchase Agreement or any action instituted against Terrapin or its affiliates due to the transactions contemplated by the Purchase Agreement, subject to certain limitations.

Placement Agent Engagement Letter

Financial West Group, member FINRA SIPC (“FWG”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. Pursuant to their Engagement Letter, we have agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2015, Globalstar issued a press release to report 2015 second quarter financial results. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

During Globalstar’s previously announced conference call at 5:00 p.m. Eastern Time on August 10, 2015, written presentation materials will be used and will be available on the Company’s website. The text of the presentation materials is furnished as Exhibit 99.2 to this Form 8-K.

The information in this Current Report on Form 8-K and the Exhibits attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Taft Stettinius & Hollister LLP
10.1	Common Stock Purchase Agreement, dated as of August 7, 2015, by and between Globalstar, Inc. and Terrapin Opportunity, L.P.
10.2	Engagement Letter, dated as of August 7, 2015, by and between Globalstar, Inc. and Financial West Group
23.1	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1)
99.1	Press release regarding second quarter 2015 results dated August 10, 2015
99.2	Presentation materials dated August 10, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ James Monroe III
James Monroe III
Chairman and Chief Executive Officer
 Date: August 10, 2015